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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                   May 1, 2001



                            HARVARD BIOSCIENCE, INC.
             (Exact Name of Registrant as specified in its charter)



         Delaware                    0-31923                    04-3306140
(State or other jurisdiction     (Commission File            (I.R.S. Employer
     of incorporation)               Number)                Identification No.)



                 84 October Hill Road, Holliston, MA 01746-1371
              (Address of principal executive offices and zip code)

                                 (508) 893-8066
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

                  As previously announced, on May 1, 2001 Harvard Bioscience, Inc. (the "Company") acquired (the "Acquisition") the business of Warner Instrument Corporation ("Warner"). In the Acquisition, the Company purchased operating assets of Warner for a purchase price of $2.6 million in cash and the assumption of certain operating liabilities. The Acquisition will be accounted for using the purchase method. For the twelve-month period ended December 31, 2000, Warner had unaudited revenues of $2.3 million net of sales to the Company.

                  This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of the Company to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements. Additional information concerning these risks and uncertainties is contained in the section entitled "Important Factors That May Affect Future Operating Results" of the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   May 1, 2001                       HARVARD BIOSCIENCE, INC.



                                           By: /s/ DAVID GREEN
                                               ----------------------------
                                               David Green
                                               President


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                                  EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION

99.1             Press Release, dated May 1, 2001